UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2006

GEOCOM RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49621

(Commission File Number)

98-0349734

(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment to Material Agreements.

On January 31, 2006, our board of directors, after considering potential financing alternatives, determined that it is necessary and in the best interests of the Company to re-price all of the Company’s existing total of 1,350,000 stock options, held by Geocom officers, directors, employees and consultants to a price of $0.25 per share, to more accurately reflect the current market value of the Company’s securities as quoted on the OTC Bulletin Board. All other terms of the stock options remain the same according to their original respective grants.

A total of 190,000 stock options held by six Geocom consultants have been terminated due to their contracts lapsing and not being renewed by the Company. These stock options have reverted to the Company’s Stock Option Plan Pool.

In addition, the Company has granted 165,000 stock options to four new consultants of the Company with an exercise price of $0.25 per share. Following the grant of the new stock options, there are a total of 1,515,000 stock options outstanding in the Company with an exercise price of $0.25 per share.

All current and previous stock option holders are advised to obtain independent advice regarding tax and legal consequences of exercising, or failing to exercise, their stock options. All share purchase warrants not exercised shall expire on the date specified in their original grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ John Hiner

John Hiner, President

Date: February 8, 2006